SCHEDULE 14A INFORMATION

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                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

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

Following is the text of additional presentation materials delivered to ICN Pharmaceuticals, Inc. stockholders on or about May 15, 2002:

Financial Position

SELECTED CONSOLIDATED BALANCE SHEET DATA


                                  December 31,          December 31,          March 31, 2002
(US$mm)                               2000                  2001                Proforma(1)
--------------------------------------------------------------------------------------------------
 Cash                                 155.6                 327.6                  411.0
 Total Assets                       1,477.1               1,754.4                 1769.9
 Senior Debt                          496.9                 191.2                    ---

 Convertible Debt                         -                 525.0                  525.0
 Total Debt                           510.8                 740.7                  542.7
 Total Stockholders Equity            757.2                 810.7                  979.9
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CREDIT STATISTICS
                                        2000                2001                 March 31, 2002
--------------------------------------------------------------------------------------------------
 Total Debt/EBITDA                     1.86x                2.80x                 1.60x
 EBITDA/Interest                       4.56x                4.73x                 9.60x(2)
 Total Debt/Total Book Cap.              40%                  48%                   36%

(1) Assumes gain on Ribapharm IPO net of fees and retirement of Senior Notes

(2) Interest of Convertible Offering only


Inventories Q1 2001 - Q1 2002
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($000's)


                              [GRAPH OMITTED]


FY 2001         Q1 2001    Q2 2001    Q3 2001    Q4 2001    Q1 2002

Months
Sales Inv.
Actual              6.9        6.9        7.8        6.0        6.8

Net
Inventory
Actual          159,651    159,915    170,290    163,930    160,570

* Includes $3M due to cool touch acquisition

 Actual Inventory   160        160        170        164        161

Accounts Receivable - Q1 2001 - Q1 2002
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                              [GRAPH OMITTED]


                             Trade Receivables

         A/R Balance   Unbilled                                        Over 60
Month       (1)       and Other   Balance   Current    0-30    30-60      (2)
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Q1 2001   161,703      14,135     147,568   117,653    17,314    6,839   5,762
Q2 2001   172,158      20,461     151,697   117,245    20,979    6,404   7,069
Q3 2001   167,922      15,427     152,495   117,543    18,117    7,491   9,344
Q4 2001   196,248      16,462     179,786   149,663    16,890    5,880   7,353
Q1 2002   187,547      15,730     171,817   137,265    16,667    8,607   9,278